FIRST AMENDMENT TO

MULTI-YEAR REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO MULTI-YEAR REVOLVING CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of the 5th day of October, 2005, (the “First Amendment Effective Date”), among ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership (“Borrower”); WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for each of the lenders (the “Lenders”) that is a signatory or which becomes a signatory to the hereinafter defined Credit Agreement; and the Lenders party hereto.

R E C I T A L S:

A.           On August 25, 2004, the Borrower, the Lenders and the Administrative Agent entered into a certain Multi-Year Revolving Credit Agreement (the “Credit Agreement”) whereby, upon the terms and conditions therein stated, the Lenders agreed to make certain Loans (as defined in the Credit Agreement) and extend certain credit to the Borrower.

B.           The parties hereto mutually desire to amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree as follows:

1.	Certain Definitions.

1.1          Terms Defined Above. As used in this First Amendment, the terms “Administrative Agent”, “Borrower”, “Credit Agreement”, “First Amendment” and “First Amendment Effective Date”, shall have the meanings indicated above.

1.2          Terms Defined in Agreement. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Credit Agreement shall have the same meanings herein as therein unless the context hereof otherwise requires.

2.	Amendments to Credit Agreement.
2.1	Defined Terms.

(a)          The term “Agreement,” as defined in Section 1.01 of the Credit Agreement, is hereby amended to mean the Credit Agreement, as amended and supplemented by this First Amendment and as the same may from time to time be further amended or supplemented.

(b)          The pricing grid set forth in the definition of “Applicable Rate” as defined in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

Index Debt Ratings: (Moody’s/S&P)	Eurodollar Spread*	Facility Fee Rate
Category 1 > A3/A-	0.210%	0.065%
Category 2 Baa1/BBB+	0.270%	0.080%
Category 3 Baa2/BBB	0.350%	0.100%
Category 4 Baa3/BBB-	0.500%	0.125%
Category 5 < Baa3/BBB-	0.575%	0.175%

*provided, the applicable Eurodollar Spread shall be increased by 0.100% on each day that (i) the total Revolving Credit Exposures plus (ii) the aggregate principal amount of outstanding Competitive Loans exceeds (iii) fifty percent (50%) of the total Commitments.

(c)          The last sentence of the definition of “Commitment” as defined in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

The initial aggregate amount of the Lenders' Commitments is $1,250,000,000.

(d)          The definition of “Maturity Date” as defined in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

"Maturity Date" means the fifth anniversary of the First Amendment Effective Date, as may be extended pursuant to Section 2.01(c).

2.2          Additional Defined Terms. Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions, which read in their entirety as follows:

“Debt Coverage Ratio” means the ratio of Consolidated Indebtedness to Consolidated EBITDA.

“First Amendment” means that certain First Amendment to Multi-Year Revolving Credit Agreement dated as of October 5, 2005, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means October 5, 2005.

2.3	Commitments.

(a)          The reference to “$1,000,000,000” set forth in clause (ii) of the proviso at the end of Section 2.01(b) is hereby amended to refer instead to “$1,400,000,000”.

(b)          Section 2.01(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

(c)          The Borrower may make up to two (2) requests for one-year extensions of the Maturity Date by delivering a written request for same to the Administrative Agent no earlier than 30 days prior to the first anniversary of the First Amendment Effective Date and no later than 30 days prior to the Maturity Date (or previously extended Maturity

Date pursuant hereto). Any such extension shall be effective if (i) consented to by Required Lenders within thirty (30) days after such request, (ii) on the Maturity Date as it existed immediately before such extension (A) the Commitments of the dissenting Lenders are terminated (which termination shall be effective automatically), (B) all amounts owing to such dissenting Lenders are paid in full (which payments shall not be subject to Section 2.11), and (C) the total Commitments are permanently reduced by an amount equal to such dissenting Lenders’ Commitments so terminated, except to the extent that the Commitments of the dissenting Lenders are replaced pursuant to Section 2.19(b) and/or one or more Lenders agree(s) to increase their respective Commitment(s), (iii) all conditions precedent for a Borrowing set forth in Section 4.02 have been satisfied, and (iv) the Borrower does not withdraw its request for such extension before the Maturity Date (or previously extended Maturity Date pursuant hereto).

(c)          Schedule 2.01 to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 2.01 attached hereto. In connection therewith, Borrower, Administrative Agent and Lenders shall make adjustments to (i) the outstanding principal amount of Revolving Loans (but not any interest accrued thereon prior to the First Amendment Effective Date or any accrued facility fees under the Credit Agreement prior to the First Amendment Effective Date), including the borrowing of additional Revolving Loans (which may include Eurodollar Loans) and the repayment of Revolving Loans (which may include the prepayment or conversion of Eurodollar Loans) plus all applicable accrued interest, fees and expenses as shall be necessary to provide for Revolving Loans by each Lender in the amount of its new Applicable Percentage of all Loans as of the First Amendment Effective Date, and (ii) participations in outstanding Letters of Credit as of the First Amendment Effective Date to provide for each Lender’s participation in each outstanding Letter of Credit as of the First Amendment Effective Date equal to such Lender's new Applicable Percentage of the aggregate amount available to be drawn under each such Letter of Credit as of the First Amendment Effective Date. In connection with the foregoing, each Lender shall be deemed to have made an assignment of its outstanding Revolving Loans and Commitments under the Credit Agreement, and assumed outstanding Revolving Loans and Commitments of other Lenders under the Credit Agreement, all at the request of the Borrower, as may be necessary to effect the foregoing, and each such Lender shall be entitled to any reimbursement under Section 2.16 of the Credit Agreement with respect thereto.

2.4          Letters of Credit. Clause (i) of the last sentence of Section 2.06(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

(i) the LC Exposure shall not exceed the total Commitments, and

2.5          Separateness. Section 2.20 of the Credit Agreement is hereby amended in its entirety to read as follows:

2.20       Separateness. The Lenders acknowledge and affirm (i) their reliance on the separateness of the Limited Partner and GP LLC from each other and from other Persons, including EPCO and Enterprise GP Holdings L.P. (“EPE”), (ii) that other creditors of the Borrower, the Limited Partner or GP LLC have likely advanced funds to such Persons in reliance upon the separateness of the Limited Partner and GP LLC from each other and from other Persons, including EPCO and EPE, (iii) that each of the Limited Partner and GP LLC have assets and liabilities that are separate from those of each other and from other Persons, including EPCO and EPE, (iv) that the Loans and other obligations owing under this Agreement, the Notes and documents related hereto or thereto have not been guaranteed by GP LLC, EPCO or EPE, and (v) that, except as other Persons may expressly assume or guarantee this Agreement, the Notes or any documents related hereto or thereto or any of the Loans or other obligations thereunder, the Lenders shall look solely to the Borrower, and, pursuant to the Limited Partner Guaranty Agreement, the Limited Partner, and their respective property and assets, and any property pledged as collateral with respect hereto or thereto, for the repayment of any amounts payable pursuant hereto or thereto and for satisfaction of any obligations owing to the Lenders hereunder or thereunder and that GP LLC is not personally liable to the Lenders for any amounts payable or any liability hereunder or thereunder; provided, however, that nothing in this Section 2.20 shall constitute a waiver of any claims against (x) GP LLC with respect to any fraud or intentional misrepresentation by GP LLC with respect to this Agreement, the Notes or any documents related hereto or thereto, or (y) any Person (including without limitation GP LLC, EPCO or EPE) with respect to any transfer of funds or other assets of the Borrower or the Limited Partner to such Person prohibited by this Agreement or the Limited Partner Guaranty or constituting a fraudulent transfer or fraudulent conveyance under applicable law.

2.6          Representations and Warranties. Section 3.04 of the Credit Agreement is hereby retitled “Financial Condition”, and Section 3.04(c) of the Credit Agreement is hereby deleted in its entirety.

2.7          Restricted Payments. Section 6.05 of the Credit Agreement is hereby amended by deleting the word “and” immediately before clause (iv) and inserting a new clause (v) immediately before the proviso in Section 6.05 of the Credit Agreement to read as follows:

and (v) the Borrower and its Subsidiaries may make payments or other distributions to officers, directors or employees with respect to the exercise by any such Persons of options, warrants or other rights to acquire Equity Interests in the Limited Partner, the Borrower or such Subsidiary issued pursuant to an employment, equity award, equity option or equity appreciation agreement or plans entered into by the Limiter Partner the Borrower or such Subsidiary in the ordinary course of business.

2.8          No Other Duties, Etc. The fifth paragraph of Article VIII of the Credit Agreement is hereby amended by adding a new sentence at the end thereof, to read as follows:

Anything herein to the contrary notwithstanding, neither the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents, the Joint Lead Arrangers nor the Joint Book Runners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, the Notes or any documents related hereto or thereto, except in its capacity, as applicable, as Administrative Agent, Issuing Bank, Swingline Lender or a Lender hereunder.

2.9           Conditions Precedent. The obligation of the Lenders party hereto and the Administrative Agent to enter into this First Amendment shall be conditioned upon the following conditions precedent:

(a)           The Administrative Agent shall have received a copy of this First Amendment, duly completed and executed by the Borrower and each Lender; and acknowledged and ratified by the Limited Partner pursuant to a duly executed Acknowledgement and Ratification in the form of Exhibit A attached hereto;

(b)          The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the First Amendment Effective Date) of Richard Bachmann, in-house counsel for Borrower and the Limited Partner, and Bracewell & Giuliani LLP, counsel for Borrower and the Limited Partner, substantially in the forms delivered in connection with the Credit Agreement and reasonably satisfactory to the Administrative Agent and its counsel.

(c)          The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to (1) the organization and existence of the Borrower and the Limited Partner, (2) the authorization of this First Amendment and any other legal matters relating to the Borrower, this First Amendment or the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel, and (3) with respect to the Limited Partner, the authorization of the Ratification and Acknowledgement of Limited Partner attached hereto, and any other legal matters relating to the Limited Partner.

(d)          The Administrative Agent shall have received each promissory note requested by a Lender pursuant to Section 2.10(e) of the Credit Agreement, each duly completed and executed by the Borrower.

(e)          The Administrative Agent shall have received a certificate, dated the First Amendment Effective Date and signed by the President, an Executive Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement, as amended hereby, and Section 2.9(g) hereof.

(f)           The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced five (5) Business Days prior to closing, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g)	As of the First Amendment Effective Date, no Material Adverse Change exists.

(h)          The Lenders shall have received (i) the audited financial statements for the Borrower and its Subsidiaries for the period ended December 31, 2004, (ii) the unaudited financial statements for the Borrower and its Subsidiaries for the fiscal quarter ending June 30, 2005, and (iii) a certificate from the chief financial officer of the Borrower reflecting pro forma compliance with Section 6.07 of the Credit Agreement as of June 30, 2005.

(i)           The Administrative Agent shall have received such other information, documents or instruments as it or its counsel may reasonably request.

3.	Representations and Warranties. The Borrower represents and warrants that:

(a)          there exists no Default or Event of Default, or any condition or act which constitutes, or with notice or lapse of time or both would constitute, an Event of Default under the Credit Agreement, as hereby amended and supplemented;

(b)          the Borrower has performed and complied with all covenants, agreements and conditions contained in the Credit Agreement, as hereby amended and supplemented, required to be performed or complied with by it; and

(c)          the representations and warranties of the Borrower contained in the Credit Agreement, as hereby amended and supplemented, were true and correct in all material respects when made, and are true and correct in all material respects at and as of the time of delivery of this First Amendment, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

4.            Extent of Amendments. Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Agreement are herein ratified and confirmed and shall remain in full force and effect.

5.            Counterparts. This First Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and same instrument.

6.            References. On and after the First Amendment Effective Date, the terms “Agreement”, “hereof”, “herein”, “hereunder”, and terms of like import when used in the Credit Agreement shall, except where the context otherwise requires, refer to the Credit Agreement, as amended and supplemented by this First Amendment.

7.            Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.

THIS FIRST AMENDMENT, THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This First Amendment shall benefit and bind the parties hereto, as well as their respective assigns, successors, heirs and legal representatives.

[Signatures Begin on Next Page]

EXECUTED as of the First Amendment Effective Date.

BORROWER:

ENTERPRISE PRODUCTS OPERATING L.P.

By:	Enterprise Products OLPGP, Inc.,
General Partner

By  /s/ W. Randall Fowler

W. Randall Fowler
Senior Vice President and Treasurer

WACHOVIA BANK,

NATIONAL ASSOCIATION,

individually, as Administrative Agent,

as Issuing Bank and as Swingline Lender

By  /s/ Shannan S. Townsend

Name: Shannan Townsend
Title: Director

CITIBANK, N.A.

Individually and as Co-Syndication Agent

By /s/ Todd J. Mogil

Name: Todd J. Mogil
Title: Attorney-in-Fact

JPMORGAN CHASE BANK,

Individually and as Co-Syndication Agent

By /s/ Kenneth J. Fatur

Name: Kenneth J. Fatur
Title: Vice President

MIZUHO CORPORATE BANK, LTD.,

Individually and as Co-Documentation Agent

By /s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

SUNTRUST BANK,

Individually and as Co-Documentation Agent

By /s/ Kelley E Brunson

Name: Kelley Brunson
Title: Vice President

THE BANK OF NOVA SCOTIA,

Individually and as Co-Documentation Agent

By  /s/ N. Bell

Name: N. Bell
Title: Senior Manager

BARCLAYS BANK PLC,

Individually and as a Senior Managing Agent

By  /s/ Alison McGuigan

Name: Alison McGuigan
Title: Associate Director

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH, Individually and as

a Senior Managing Agent

By  /s/ Marianne Weinzinger

Name: Marianne Weinzinger
Title: Director

By  /s/ Shannon Batchman

Name: Shannon Batchman
Title: Director

HARRIS NESBITT FINANCING, INC.,

Individually and as a Senior Managing Agent

By  /s/ Cahal Carmody

Name: Cahal B. Carmody
Title: Vice President

THE ROYAL BANK OF SCOTLAND plc,

Individually and as a Senior Managing Agent

By   /s/ M. Main

Name: Matthew Main
Title: Managing Director

BANK OF AMERICA, N.A.,

Individually and as a Managing Agent

By /s/ Zewditu Menelik

Name: Zewditu Menelik
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI, LTD.,

HOUSTON AGENCY, Individually and as

a Managing Agent

By  /s/ Kelton Glasscock

Name: Kelton Glasscock
Title: Vice President

BNP PARIBAS,

Individually and as a Managing Agent

By  /s/ J. Onischuk

Name: J. Onischuk
Title: Director

By  /s/ Greg Smothers

Name: Greg Smothers
Title: Vice President

LEHMAN COMMERCIAL PAPER INC.,

Individually and as a Managing Agent

By  /s/ Janine M. Shugan

Name: Janine M. Shugan
Title: Authorized Signatory

MORGAN STANLEY BANK,

Individually and as a Managing Agent

By  /s/ Daniel Twenge

Name: Daniel Twenge
Title: Vice President

UBS LOAN FINANCE LLC,

Individually and as a Managing Agent

By  /s/ Marie Haddad

Name: Marie A. Haddad
Title: Associate Director

By  /s/ Anthony Joseph

Name: Anthony N. Joseph
Title: Director

SOCIETE GENERALE,

Individually and as Co-Agent

By  /s/ Stephen W. Warfel

Name: Stephen W. Warfel
Title: Vice President

GOLDMAN SACHS CREDIT PARTNERS L.P.,

a Lender

By  /s/ W. W. Archer

Name: William Archer
Title: Authorized Signatory

ING CAPITAL LLC, a Lender

By   /s/ Richard Ennis

Name: Richard Ennis
Title: Managing Director

SUMITOMO MITSUI BANKING CORPORATION, a Lender

By  /s/ David A. Buck

Name: David A. Buck
Title: Senior Vice President

BAYERISCHE LANDESBANK,

NEW YORK BRANCH,

Individually and as Co-Agent

By  /s/ Dietmar Rieg

Name: Dietmar Reig
Title: Senior Vice President

By  /s/ D. M. Quilty

Name: Donna M. Quilty
Title: Vice President

COMMERZBANK AG, NEW YORK AND

GRAND CAYMAN BRANCHES,

Individually and as Co-Agent

By  /s/ Andrew Kjoller

Name: Andrew Kjoller
Title: Vice President

By /s/ Barbara Stacks

Name: Barbara Stacks
Title: Assistant Vice President

DNB NOR BANK ASA,

Individually and as Co-Agent

By  /s/ Peter M. Dodge

Name: Peter M. Dodge
Title: Senior Vice President

By  /s/ Stig Kristiansen

Name: Stig Kristiansen
Title: Vice President

ROYAL BANK OF CANADA,

Individually and as Co-Agent

By  /s/ David A. McCluskey

Name: David A. McCluskey
Title: Authorized Signatory

UFJ BANK LTD., NEW YORK BRANCH,

Individually and as Co-Agent

By  /s/ L.J. Perenyi

Name: L.J. Perenyi
Title: Vice President

WESTLB AG, NEW YORK BRANCH,

Individually and as Co-Agent

By  /s/ Duncan Robertson

Name: Duncan Robertson
Title: Executive Director

By /s/ Jeffrey S. Davidson

Name: Jeffrey S. Davidson
Title: Associate Director

MERRILL LYNCH BANK USA, a Lender

By  /s/ Louis Alder

Name: Louis Alder
Title: Director

WELLS FARGO BANK,

NATIONAL ASSOCIATION, a Lender

By  /s/ Jo Ann Vasquez

Name: Jo Ann Vasquez
Title: Vice President

HIBERNIA NATIONAL BANK, a Lender

By  /s/ Corwin Dupree

Name: Corwin Dupree
Title: Vice President

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
Wachovia Bank, National Association	$80,000,000.00
Citibank, N.A.	$80,000,000.00
JPMorgan Chase Bank	$80,000,000.00
Mizuho Corporate Bank, Ltd.	$61,000,000.00
SunTrust Bank	$61,000,000.00
The Bank of Nova Scotia	$61,000,000.00
Barclays Bank PLC	$41,000,000.00
Bayerische Hypo-Und Vereinsbank AG, New York Branch	$41,000,000.00
Harris Nesbitt Financing, Inc.	$41,000,000.00
The Royal Bank of Scotland plc	$41,000,000.00
Bank of America, N.A.	$41,000,000.00
The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency	$41,000,000.00
BNP Paribas	$41,000,000.00
Lehman Commercial Paper Inc.	$41,000,000.00
Morgan Stanley Bank	$41,000,000.00
UBS Loan Finance LLC	$41,000,000.00
Societe Generale	$41,000,000.00
Goldman Sachs Credit Partners L.P.	$41,000,000.00
ING Capital LLC	$41,000,000.00
Sumitomo Mitsui Banking Corporation	$41,000,000.00
Bayerische Landesbank, New York Branch	$41,000,000.00
Wells Fargo Bank, National Association	$41,000,000.00
DnB NOR Bank ASA	$41,000,000.00
Commerzbank AG, New York and Grand Cayman Branches	$23,000,000.00
Royal Bank of Canada	$23,000,000.00
UFJ Bank Ltd., New York Branch	$23,000,000.00
WestLB AG, New York Branch	$23,000,000.00
Merrill Lynch Bank USA	$23,000,000.00
Hibernia National Bank	$15,000,000.00
TOTAL	$1,250,000,000.00

EXHIBIT A

ACKNOWLEDGMENT AND RATIFICATION OF GUARANTOR

The undersigned (“Guarantor”) hereby expressly (i) acknowledges the terms of the foregoing First Amendment to Multi-Year Revolving Credit Agreement; (ii) ratifies and affirms its obligations under its Guaranty Agreement dated as of August 25, 2004, in favor of the Administrative Agent; (iii) acknowledges, renews and extends its continued liability under said Guaranty Agreement and Guarantor hereby agrees that its Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Administrative Agent the prompt payment when due of all amounts owing or to be owing by it under its Guaranty Agreement pursuant to the terms and conditions thereof, as modified hereby.

The foregoing acknowledgment and ratification of the undersigned Guarantor shall be evidenced by signing the spaces provided below, to be effective as of the First Amendment Effective Date.

ENTERPRISE PRODUCTS PARTNERS L.P.,

a Delaware limited partnership

By:	Enterprise Products GP, LLC,
General Partner

By:   /s/ W. Randall Fowler

W. Randall Fowler
Senior Vice President and Treasurer